     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 1999

                                                     REGISTRATION NO. 333-_____

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ----------------

                               U.S. VISION, INC.
             (Exact name of registrant as specified in its charter)



           DELAWARE                          5995                     22-3032948
(State or other jurisdiction of  (Primary standard industrial      (I.R.S. Employer
 incorporation or organization)   classification code number)     Identification No.)

                                       1 HARMON DRIVE
                                  GLEN OAKS INDUSTRIAL PARK
                                 GLENDORA, NEW JERSEY 08029
                                       (609) 228-1000

                               ----------------

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ----------------

           NONSTATUTORY STOCK OPTION GRANTS TO NON-EMPLOYEE DIRECTORS

                            (Full title of the plan)

                               ----------------

          WILLIAM A. SCHWARTZ, JR.                 COPIES OF COMMUNICATIONS TO:
  PRESIDENT AND CHIEF EXECUTIVE OFFICER
             U.S. VISION, INC.                          BRIAN M. LIDJI, ESQ.
              1 HARMON DRIVE                           SAYLES & LIDJI, P.C.
         GLEN OAKS INDUSTRIAL PARK                   4400 RENAISSANCE TOWER
        GLENDORA, NEW JERSEY 08029                       1201 ELM STREET
              (609) 228-1000                           DALLAS, TEXAS  75270
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE        (214) 939-8700
NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               ----------------

                        CALCULATION OF REGISTRATION FEE

======================================================================================================
                                              Proposed maximum    Proposed maximum
  Title of each class of        Amount to      offering price        aggregate           Amount of
securities to be registered   be registered      per unit(1)      offering price(1)   registration fee
------------------------------------------------------------------------------------------------------
Common Stock, $0.01
par value per share              49,583            $7.31             $362,560              $101
======================================================================================================

(1) Calculated pursuant to Rule 457(h) under the Securities Act of 1933; 16,250 shares with a per share exercise price of $3.85 and 33,333 shares with a per share exercise price of $9.00.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to eligible directors as specified by Rule 428(b)(i) of the Securities Act of 1933. Such documents need not be filed with the Securities and Exchange Commission either as a part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act of 1933. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         U.S. Vision, Inc. hereby incorporates by reference into this registration statement the following documents previously filed with the SEC:

         (1) Annual Report on Form 10-K for the fiscal year ended January 31, 1999;

         (2) Quarterly Report on Form 10-Q for the quarter ended April 30, 1999; and

         (3) the description of the stock contained in the company's registration statement on Form S-1, No. 333-35819, filed with the SEC on September 17, 1997, and declared effective on December 1, 1997, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         U.S. Vision's stock, par value $0.01 per share, is registered pursuant to Section 12 of the Securities and Exchange Act of 1934, and, therefore, the description of securities is omitted.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Restated Certificate of Incorporation of the company provides for the indemnification of directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

         Generally, the Delaware General Corporation Law permits a corporation to indemnify a person who was or is an officer, director, agent, or employee, or who serves at the corporation's request as an officer, director, agent, or employee, of another corporation, partnership, trust joint venture, or other enterprise ("nominee"), who was, is, or is threatened to be named a defendant in a legal proceeding by virtue of such person's position in the corporation or nominee, but only if the person acted in good faith and reasonably believed that the conduct was in or at least not opposed to the corporation's best interest, and, in the case of a criminal proceeding, the person had no reasonable cause to believe the conduct was unlawful. A person may be indemnified within the above limitations against judgments, fines, settlements, and reasonable expenses actually incurred. Generally, an officer director, agent, or employee of the corporation or nominee may not be indemnified, however, against judgments, fines, and settlements incurred in a proceeding in which the person is found liable to the corporation and may not be indemnified for expenses unless, and only to the extent that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnification for such expenses. A corporation must indemnify a director, officer, employee, or agent against reasonable expenses incurred in connection with a proceeding in which the person is a party because of the person's corporate position, if the person was successful, on the merits or otherwise, in the defense of the proceeding. Under certain circumstances, a corporation may also advance expenses to such person. Under the Delaware General Corporation Law, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation against any liability asserted against and incurred by the person in such capacity, or arising out of the person's status as such a person, regardless of whether the applicable law otherwise empowers the corporation to indemnify that person against such liability.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         None.

ITEM 8.  EXHIBITS.

         The following documents are filed as a part of this registration statement. Where such filing is made by incorporation by reference to a previously filed report, such report is identified. The Index to Exhibits included with the exhibits is filed as a part of this report.

       Exhibit                   Description
       -------                   -----------

         4.1 Nonstatutory Stock Option Agreement dated November 7, 1995, by and between U.S. Vision, Inc. and David M. Tracy.

         4.2 Nonstatutory Stock Option Agreement dated December 5, 1997, by and between U.S. Vision, Inc. and David M. Tracy.

         4.3 Nonstatutory Stock Option Agreement dated December 5, 1997, by and between U.S. Vision, Inc. and Peter M. Troup.

         5.1      Opinion of Sayles & Lidji, P.C.

         23.1 Consent of Sayles & Lidji, P.C. (included in the opinion filed as Exhibit 5.1)

         23.2     Consent of Ernst & Young LLP

         24.1     Power of Attorney (see signature page of this Registration
                  Statement)

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) that for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction of the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in the City of Glendora, State of New Jersey, on the 18th day of June, 1999.

                               U.S. VISION, INC.


                               By: /s/  William A. Schwartz, Jr.
                                  ---------------------------------------
                                        William A. Schwartz, Jr.
                                        President and Chief Executive Officer

                               POWER OF ATTORNEY

         Each individual whose signature appears below hereby designates and appoints William A. Schwartz, Jr., and Kathy G. Cullen, as such person's true and lawful attorney-in-fact and agent (the "Attorney-in-Fact") with full power of substitution and resubstitution, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as either Attorney-in-Fact deems appropriate and requests to accelerate the effectiveness of this registration statement, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorney-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorney-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 18th day of June, 1999.

             SIGNATURE                                     TITLE
             ---------                                     -----

/s/      William A. Schwartz, Jr.               President, Chief Executive
--------------------------------------          Officer, and Director
         William A. Schwartz, Jr.               (Principal Executive Officer)


/s/      Kathy G. Cullen                        Senior Vice President and Chief
--------------------------------------          Financial Officer
         Kathy G. Cullen                        (Principal Financial and
                                                Accounting Officer)


/s/      G. Kenneth Macrae                      Director
--------------------------------------
         G. Kenneth Macrae


/s/      Richard K. McDonald                    Director
--------------------------------------
         Richard K. McDonald


/s/      Dennis J. Shaughnessy                  Director
--------------------------------------
         Dennis J. Shaughnessy


/s/      J. Roger Sullivan, Jr.                 Director
--------------------------------------
         J. Roger Sullivan, Jr.


/s/      Peter M. Troup                         Director
--------------------------------------
         Peter M. Troup

                               INDEX TO EXHIBITS


       EXHIBIT
         NO.                     DESCRIPTION OF EXHIBIT
       -------                   ----------------------

         4.1 Nonstatutory Stock Option Agreement dated November 7, 1995, by and between U.S. Vision, Inc. and David M. Tracy.

         4.2 Nonstatutory Stock Option Agreement dated December 5, 1997, by and between U.S. Vision, Inc. and David M. Tracy.

         4.3 Nonstatutory Stock Option Agreement dated December 5, 1997, by and between U.S. Vision, Inc. and Peter M. Troup.

         5.1      Opinion of Sayles & Lidji, P.C.

         23.1 Consent of Sayles & Lidji, P.C. (included in the opinion filed as Exhibit 5.1)

         23.2     Consent of Ernst & Young LLP

         24.1     Power of Attorney (see signature page of this Registration
                  Statement)